TRUEBLUE REPORTS FIRST QUARTER 2020 RESULTS

TACOMA, WASH. - May 4, 2020 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2020.

First quarter revenue was $494 million, a decrease of 11 percent compared to revenue of $552 million in the first quarter of 2019. Net loss per diluted share was $4.04 compared to net income per diluted share of $0.21 in the first quarter of 2019. Adjusted net loss1 per diluted share was $0.01 compared to adjusted net income per diluted share of $0.27 in the first quarter of 2019.

Included in the results for the first quarter is a non-cash goodwill and intangible asset impairment charge of $175 million which is equivalent to $152 million after tax or $4.08 per diluted share. The impairment was driven by a weaker economic outlook in connection with the impact of the COVID-19 pandemic.

“We experienced improving revenue trends during January and February, which reversed course in March,” said Patrick Beharelle, CEO of TrueBlue. “The second half of March saw a significant drop in demand associated with government and societal actions to address the COVID-19 threat. In response, we have taken actions to reduce our operating expenses by approximately $100 million this year while preserving key strengths of our business, such as our branch footprint and technology innovation, to be prepared when business conditions improve.”

“We entered 2020 from a position of strength given our balance sheet that included only $37 million of debt and a similar amount of cash,” said Derrek Gafford, CFO of TrueBlue. “In March, we extended our existing $300 million revolving credit facility for five years and drew substantially all of the remaining availability to further enhance our liquidity position.”

“As a key provider of services to other essential businesses, we’re still very much open for business,” said Mr. Beharelle. “We are keenly focused on preserving capital and leveraging our digital app, JobStack, to facilitate safe interactions with our clients and associates. At times like these, TrueBlue’s underlying mission – connecting people with work – is even more crucial, and as a company we remain focused on helping the workers and clients we serve get back on their feet.”

2020 Outlook

The COVID-19 pandemic is creating a material impact on the demand for our services. Given the uncertainty of future societal and business restrictions, TrueBlue is not providing customary quarterly guidance. However, the company is providing an assortment of historical and forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2020 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Monday, May 4, 2020. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2019, TrueBlue connected approximately 724,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to successfully reduce operating expenses and otherwise adapt to the changing economic environment caused by COVID–19, (4) our ability to access sufficient capital to finance our operations, including our ability to comply with or obtain waivers for covenants contained in our revolving credit facility, (5) our ability to attract and retain clients, (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (7) our ability to maintain profit margins, (8) new laws and regulations that could affect our operations or financial results, (9) our ability to successfully execute on business strategies to further digitize our business model, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended
(in thousands, except per share data)	Mar 29, 2020	Mar 31, 2019
Revenue from services	$494,252	$552,352
Cost of services	368,093	405,657
Gross profit	126,159	146,695
Selling, general and administrative expense	117,381	127,980
Depreciation and amortization	9,094	9,952
Goodwill and intangible asset impairment charge	175,189	—
Income (loss) from operations	(175,505)	8,763
Interest and other income (expense), net	263	553
Income (loss) before tax expense (benefit)	(175,242)	9,316
Income tax expense (benefit)	(24,748)	1,040
Net income (loss)	$(150,494)	$8,276

Net income (loss) per common share:
Basic	$(4.04)	$0.21
Diluted	$(4.04)	$0.21

Weighted average shares outstanding:
Basic	37,255	39,366
Diluted	37,255	39,735

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 29, 2020	Dec 29, 2019
ASSETS
Cash and cash equivalents	$265,260	$37,608
Accounts receivable, net	292,988	342,303
Other current assets	35,156	41,822
Total current assets	593,404	421,733
Property and equipment, net	67,036	66,150
Restricted cash and investments	218,907	230,932
Goodwill and intangible assets, net	127,920	311,171
Other assets, net	127,878	106,169
Total assets	$1,135,145	$1,136,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$187,049	$230,806
Long-term debt	293,500	37,100
Other long-term liabilities	238,654	242,276
Total liabilities	719,203	510,182
Shareholders’ equity	415,942	625,973
Total liabilities and shareholders’ equity	$1,135,145	$1,136,155

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(in thousands)	Mar 29, 2020	Mar 31, 2019
Cash flows from operating activities:
Net income (loss)	$(150,494)	$8,276
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,094	9,952
Goodwill and intangible asset impairment charge	175,189	—
Provision for doubtful accounts	3,289	1,778
Stock-based compensation	1,508	3,606
Deferred income taxes	(23,432)	3,209
Non-cash lease expense	3,763	3,565
Other operating activities	5,375	(1,841)
Changes in operating assets and liabilities:
Accounts receivable	45,407	26,558
Income tax receivable	435	(3,645)
Other assets	5,958	(5,274)
Accounts payable and other accrued expenses	(28,443)	(9,878)
Accrued wages and benefits	(11,733)	(10,266)
Workers’ compensation claims reserve	(2,163)	(4,380)
Operating lease liabilities	(3,811)	(3,414)
Other liabilities	(2,334)	3,268
Net cash provided by operating activities	27,608	21,514
Cash flows from investing activities:
Capital expenditures	(7,028)	(5,862)
Purchases of restricted available-for-sale investments	(1,149)	(3,070)
Sales of restricted available-for-sale investments	1,269	1,886
Maturities of restricted held-to-maturity investments	6,168	8,451
Net cash provided by (used in) investing activities	(740)	1,405
Cash flows from financing activities:
Purchases and retirement of common stock	(52,348)	(5,303)
Net proceeds from employee stock purchase plans	323	380
Common stock repurchases for taxes upon vesting of restricted stock	(1,792)	(1,438)
Net change in Revolving Credit Facility	256,400	(37,800)
Other	(508)	(69)
Net cash provided by (used in) financing activities	202,075	(44,230)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,738)	314
Net change in cash, cash equivalents, and restricted cash	227,205	(20,997)
Cash, cash equivalents and restricted cash, beginning of period	92,371	102,450
Cash, cash equivalents and restricted cash, end of period	$319,576	$81,453

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Mar 29, 2020	Mar 31, 2019
Revenue from services:
PeopleReady	$299,294	$326,868
PeopleManagement	141,614	158,044
PeopleScout	53,344	67,440
Total company	$494,252	$552,352

Segment profit (loss) (1):
PeopleReady	$7,655	$11,470
PeopleManagement	(314)	2,306
PeopleScout	2,508	10,427
	9,849	24,203
Corporate unallocated expense	(5,209)	(7,277)
Total company Adjusted EBITDA (2)	4,640	16,926
Work Opportunity Tax Credit processing fees (3)	(135)	(240)
Acquisition/integration costs (4)	—	(577)
Goodwill and intangible asset impairment charge (5)	(175,189)	—
Other adjustments (6)	4,273	2,606
EBITDA (2)	(166,411)	18,715
Depreciation and amortization	(9,094)	(9,952)
Interest and other income (expense), net	263	553
Income (loss) before tax expense (benefit)	(175,242)	9,316
Income tax expense (benefit)	24,748	(1,040)
Net income (loss)	$(150,494)	$8,276

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit (loss) includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)	The goodwill and intangible asset impairment charge for the 13 weeks ended March 29, 2020 relates to our PeopleManagement and PeopleScout reportable segments.

(6)
Other adjustments for the periods presented primarily include implementation costs for cloud-based systems and amortization of software as a service assets, which is reported in selling, general and administrative expense. Other adjustments for the 13 weeks ended March 29, 2020, also include $1.3 million in workforce reduction costs. These other cost adjustments were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act, which were recorded in prior fiscal years. For the 13 weeks ended March 31, 2019, the aforementioned other costs were partially offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs,
- goodwill and intangible asset impairment charge, and
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- goodwill and intangible asset impairment charge,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income (loss), and
- adjust income taxes to our normalized long-term expected tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

1.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	13 Weeks Ended
(in thousands, except for per share data)	Mar 29, 2020	Mar 31, 2019
Net income (loss)	$(150,494)	$8,276
Amortization of intangible assets of acquired businesses (1)	4,004	5,081
Acquisition/integration costs (2)	—	577
Goodwill and intangible asset impairment charge (3)	175,189	—
Other adjustments (4)	(4,273)	(2,606)
Tax effect of adjustments to net income (loss) (5)	(20,990)	(427)
Adjustment of income taxes to normalized effective rate (6)	(3,719)	(264)
Adjusted net income (loss)	$(283)	$10,637

Adjusted net income (loss) per diluted share	$(0.01)	$0.27

Diluted weighted average shares outstanding	37,255	39,735

2.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 Weeks Ended
(in thousands)	Mar 29, 2020	Mar 31, 2019
Net income (loss)	$(150,494)	$8,276
Income tax expense	(24,748)	1,040
Interest and other (income) expense, net	(263)	(553)
Depreciation and amortization	9,094	9,952
EBITDA	(166,411)	18,715
Work Opportunity Tax Credit processing fees (7)	135	240
Acquisition/integration costs (2)	—	577
Goodwill and intangible asset impairment charge (3)	175,189	—
Other adjustments (4)	(4,273)	(2,606)
Adjusted EBITDA	$4,640	$16,926

(1)	Amortization of intangible assets of acquired businesses.

(2)	Acquisition/integration costs for the acquisition of TMP Holding LTD completed on June 12, 2018.

(3)	The goodwill and intangible asset impairment charge for the 13 weeks ended March 29, 2020 relates to our PeopleManagement and PeopleScout reportable segments.

(4)
Other adjustments for the periods presented primarily include implementation costs for cloud-based systems and amortization of software as a service assets, which is reported in selling, general and administrative expense. Other adjustments for the 13 weeks ended March 29, 2020, also include $1.3 million in workforce reduction costs. These other cost adjustments were offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act, which were recorded in prior fiscal years. For the 13 weeks ended March 31, 2019, the aforementioned other costs were partially offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected, long-term ongoing rate of 12 percent relative to14 percent for 2019.

(6)	Adjustment of the effective income tax rate to the expected long-term ongoing rate of 12 percent relative to 14 percent for 2019.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.